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                                                                     EXHIBIT 5.1


                   SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212) 632-5500
                               FAX: (212) 632-5555


                                                      July 10, 2000


The Pathways Group, Inc.
14201 N.E. 200th Street
Woodinville, Washington 98072

                  Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to The Pathways Group, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by certain holders (the "Selling Stockholders") of 8,037,482 shares (the "Common Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock").

                  As such counsel, we have examined and are familiar with the following: (a) the Certificate of Incorporation of the Company; (b) the By-Laws of the Company, as amended; (c) the minutes of the meetings of the Board of Directors of the Company; (d) the various subscription agreements granting registration rights to the Selling Shareholders; (e) the Registration Statement and (f) such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

                  Based upon the foregoing, and assuming that applicable provisions of the Securities Act and the securities or "blue sky" laws of various states shall have been complied with, we are of the opinion that the Common Shares to be offered by the Selling Stockholders are duly authorized and duly and validly issued, fully paid and nonassessable.


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                  We consent to being named in the Registration Statement on
Form S-3 as attorneys who have passed upon legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,


                                             /s/ SALANS HERTZFELD HEILBRONN
                                             CHRISTY & VIENER